SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2003

Limited Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43216
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

The attached exhibit contains the consolidated financial statements of the Company for the fiscal year ended February 2, 2002 for which Note 13 has been reclassified to conform with new segment presentation effective March 2002 described in the next paragraph.

Following the acquisition of the Intimate Brands, Inc. minority interest in March 2002, the Company resegmented its business into three reportable segments: Victoria’s Secret, Bath & Body Works and Apparel. As required by Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information”, these resegmented businesses have been reflected in the Company’s quarterly filings made with the Securities and Exchange Commission beginning with the Company’s Form 10-Q for the quarterly period ended May 4, 2002. Previously, the Company’s reportable segments were Intimate Brands and Apparel.

Other than the changes to Note 13, the consolidated financial statements filed herewith are identical to the consolidated financial statements filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2002.

Item 7. Exhibits.

(a	)	Exhibit 99.1	Audited consolidated financial statements of Limited Brands, Inc. for the fiscal year ended February 2, 2002 conformed to reflect the change in reportable segments during fiscal 2002.

(b	)	Exhibit 99.2	Consent of Independent Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: February 12, 2003	By:	/s/ V. Ann Hailey
Name: V. Ann Hailey Title: Executive Vice President and Chief Financial Officer